DHI Group, Inc. Reports Fourth Quarter and Full-Year 2015 Results

•	Total revenues of $65.1 million and Adjusted EBITDA of $18.7 million in Q4 2015

•	Excluding Slashdot Media, total revenues of $61.4 million and Adjusted EBITDA of $18.2 million

•	Cash flow from operations of $11.4 million for Q4 2015 and $60.8 million for the full year 2015

•	Net loss of $28.2 million or $0.56 per diluted share in Q4 2015

•	Growth in Adjusted Revenues and improvement in Adjusted EBITDA Margin in each of our core segments except Energy during Q4 2015

•
Further decline in the Energy business leads the Company to record a non-cash impairment charge of $34.8 million or $0.68 per diluted share related to partial write-down of Energy segment goodwill in Q4 2015

New York, New York, February 3, 2016 - DHI Group, Inc. (formerly known as Dice Holdings, Inc.) (NYSE: DHX) (“DHI” or the “Company”), a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality, today reported financial results for the quarter and year ended December 31, 2015.
“2015 was a year in which we set the stage for the Company’s next iteration. We brought new products to market, organized ourselves to gain efficiencies, and today, offer new services and have deeper relationships with our customers,” said Michael Durney, President and Chief Executive Officer. “As we look to 2016, we remain focused on our path of innovation. We have exciting new products in the pipeline that will further expand our market opportunity across all of our brands and beyond, as customers continue to look to new tools to help find and engage with professionals. Our organization structure is in place, and we are well-positioned to leverage capabilities across the organization and build upon our already strong foundation.”
Q4 2015 Product and Business Highlights
New and Emerging Products

•	Adoption of Open Web at Dice continues, with Dice’s Open Web annual customer count in the U.S. increasing 67% from year-end 2014.

•	The Spotlight employer branding product suite that was launched in the Company’s Health eCareers service during the third quarter has shown initial strength.

•
The Company’s recently-formed division, BrightMatter Group (“BMG”), will focus on new initiatives including a number of next-generation recruitment products and services that will be applicable across the Company’s brands.

Q4 2015 Financial Highlights
The following summarizes consolidated financial results for the quarters ended December 31, 2015 and 2014 ($ in millions, except per share data):

	Q4 2015	Q4 2014	YoY % Change
Revenues	$65.1	$67.8	(4)%	(1)
Operating income (loss)	$(24.3)	$12.3	n.m.	(2)
Income (loss) before income taxes	$(25.1)	$11.6	n.m.	(2)
Net income (loss)	$(28.2)	$6.5	n.m.	(2)
Diluted earnings (loss) per share	$(0.56)	$0.12	n.m.	(2)
Net cash provided by operating activities	$11.4	$7.9	44%

Adjusted Revenues	$65.1	$67.9	(4)%
Adjusted EBITDA	$18.7	$20.1	(7)%
Adjusted EBITDA margin	28.8%	29.6%

Adjusted Revenues, excluding Slashdot Media	$61.4	$63.2	(3)%	(1)
Adjusted EBITDA, excluding Slashdot Media	$18.2	$18.8	(3)%
Adjusted EBITDA margin, excluding Slashdot Media	29.7%	29.7%
(1) Excluding the negative impact of currency translation, revenues decreased 3%. Adjusted Revenues, excluding Slashdot Media, decreased 1% year-over-year on a constant-currency basis.
(2) Q4 2015 includes a non-cash impairment charge of approximately $34.8 million, or $0.68 per diluted share related to the partial write-down of Energy segment goodwill. Excluding this charge, net income for Q4 2015 totaled $6.0 million or $0.12 per diluted share.

Q4 2015 Financial Highlights by Segment
“Even though our Energy business has been severely impacted by lower oil prices and volatile market conditions, we achieved further improvement in our overall financial performance during the fourth quarter highlighted by growth in Adjusted Revenues and improvement in Adjusted EBITDA Margin in all of our other core segments. Free cash flow also remained strong, even while continuing to invest in innovation for future growth, enabling us to return cash to shareholders. With a strong foundation in place entering 2016, we are confident in our ability to build upon our results and further enhance shareholder value longer term,” said John Roberts, Chief Financial Officer.

The following summarizes segment Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters ended December 31, 2015 and 2014 ($ in millions):

	Adjusted Revenues by Segment			Adjusted EBITDA by Segment
	Q4 2015	Q4 2014	YoY % Change	Q4 2015	Q4 2015 Margin	Q4 2014	Q4 2014 Margin
Tech & Clearance	$35.2	$34.5	2%	$16.4	47%	$15.0	43%
Finance	9.6	9.2	5%	2.5	26%	1.8	20%
Energy	4.2	8.1	(48)%	0.8	19%	3.4	42%
Healthcare	8.0	6.9	16%	0.9	11%	0.2	3%
Hospitality	3.7	3.6	3%	1.7	46%	1.3	36%
Before Corporate & Other	60.8	62.4	(3)%	22.3	37%	21.7	35%
BrightMatter Group	0.6	0.8	(25)%	(1.4)	n.m.	(0.1)	n.m.
Corporate	-	-	-	(2.6)	n.m.	(2.7)	n.m.
Slashdot Media	3.6	4.7	(23)%	0.5	14%	1.3	28%
Total Corporate & Other	4.2	5.6	(25)%	(3.5)	n.m.	(1.6)	n.m.
Total	$65.1	$67.9	(4)%	$18.7	29%	$20.1	30%
Q4 2015 Primary Drivers of YoY % Change

•	Revenue growth in the Tech & Clearance segment was driven by growth of 17% at ClearanceJobs and 6% at Dice Europe.

•	Finance segment revenues increased 10% in constant currency, driven by increases of 8% in North America, 19% in the Asia Pacific region and 13% in the UK.

•	The decline in Energy segment Adjusted Revenues reflects the negative impact on recruitment and advertising activity from the poor overall market in oil and gas.

•	Adjusted Revenues growth in the Healthcare segment primarily reflects an increase in usage of our services at Health eCareers driven by increased engagement with customers.

Supplemental Information

($ in millions)	December 31, 2015	December 31, 2014	YoY $ Change
Deferred revenue (excluding Slashdot Media)	$83.3	$85.0	$(1.7)
Slashdot Media deferred revenue (3)	1.0	1.4	(0.4)
Total deferred revenue	$84.3	$86.4	$(2.1)
Net debt	$67.0	$83.7	$(16.7)
(3) Slashdot Media deferred revenue is included in liabilities held for sale as of December 31, 2015 only.

Q4 2015 Primary Drivers of YoY $ Change in Supplemental Items

•
The YoY decrease in deferred revenue (excluding Slashdot Media) primarily reflects a decrease in the Energy segment of $4.7 million, partially offset by increases in the Tech & Clearance, Finance and Healthcare segments.

Stock Repurchase Program
During the fourth quarter of 2015, the Company purchased approximately 1.0 million shares of its common stock at an average cost of $8.41 per share for a total cost of approximately $8.4 million. At December 31, 2015, approximately $47.6 million remained authorized for repurchase under a $50 million plan that expires in December 2016.

Organizational Changes Position the Company for Next Phase of Growth
Effective January 1, 2016, the Company formally shifted some leadership responsibilities to more effectively leverage capabilities across the organization and optimize the organization for future growth. This entailed combining four of its global brands (eFinancialCareers, Rigzone, Hcareers and BioSpace) to report to one leader under a global industry brands group. Management believes this new structure will allow the Company to leverage its organizational capabilities across all of its brands, including enabling certain brands that currently operate only in North America, Hcareers and BioSpace, to realize international opportunities more quickly.

During the fourth quarter, the Company combined several new product and service initiatives into one organization called BrightMatter group. This group will pursue new initiatives that not only provide value to the Company’s core talent acquisition brands, but also expand DHI’s market opportunity.

Business Outlook

Current Q1 2016 and Full-Year 2016 Business Outlook
($ in millions, except diluted earnings per share)	Q1 2016	FY 2016

Revenues	$57.0 - $58.5	$241.0 - $250.0

Talent acquisition brands Adjusted EBITDA (4)	$18.5 - $19.5	$87.0 - $92.0
Corporate expenses	$2.8 - $3.0	$12.0 - $12.5
Talent acquisition brands Adjusted EBITDA less corporate expenses (4)	$15.5 - $16.5	$75.0 - $80.0

BrightMatter Group Adjusted EBITDA	($1.5) - ($2.0)	($7.0) - ($8.0)
Total Adjusted EBITDA	$14.0 - $15.0	$68.0 - $73.0

Depreciation and amortization	$4.6 - $4.8	$16.0 - $16.5
Non-cash stock compensation expense	$2.7 - $2.8	$11.0 - $11.5
Interest expense, net	$0.7 - $0.8	$2.9 - $3.3
Income tax rate	39% - 41%	39% - 41%
Net income	$3.4 - $3.8	$23.0 - $24.5
Diluted earnings per share	$0.07 - $0.08	$0.45 - $0.48
Diluted share count	51 million	51 million

Estimated revenue growth by segment (in US dollars):
Tech & Clearance	0% - 2%	0% - 3%
Finance	(1%) - 1%	(1%) - 2%
Energy	(50%) - (46%)	(38%) - (33%)
Healthcare	8% - 10%	10% - 18%
Hospitality	(6%) - (4%)	7% - 9%
(4) Talent acquisition brands includes the Company’s Dice, eFinancialCareers, Health eCareers, Hcareers, Rigzone, ClearanceJobs and BioSpace brands.

Estimated financial performance for 2016 reflects:

•
Expectation for negative impact to Revenues from currency fluctuations of roughly $0.5 million in Q1 2016 and $2.0 million for FY 2016 relative to the same periods in the prior year, which primarily is reflected in the Finance segment.

•
Excludes any severance or other costs related to the Company’s sale of Slashdot Media and/or the organizational changes described in the section above titled “Organizational Changes Position the Company for Next Phase of Growth.”

Conference Call Information
The Company will host a conference call to discuss fourth quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and John Roberts, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-866-777-2509 or for international callers by dialing 1-412-317-5413. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10078559. The replay will be available until February 11, 2016.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Investor Contact

Jennifer Milan
Director, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) (formerly known as Dice Holdings, Inc.) is a leading provider of data, insights and connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA excluding Slashdot Media, free cash flow, Adjusted Revenues, Adjusted Revenues excluding Slashdot Media, Net Income excluding Slashdot Media, Net Income excluding impairment charge, Diluted earnings per share excluding impairment charge, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided required reconciliations to the most comparable GAAP measures in the section entitled “Supplemental Information and Non-GAAP Reconciliations.”
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Adjusted EBITDA Excluding Slashdot Media
Adjusted EBITDA excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media as a measure of our financial performance given our sale of Slashdot Media. Adjusted EBITDA excluding Slashdot Media, represents Adjusted EBITDA defined above, less Slashdot Media EBITDA.

Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues plus the add back of the fair value adjustment to deferred revenue related to purchase accounting of acquisitions. We consider Adjusted Revenues to be an important measure to evaluate the performance of our acquisitions.

Adjusted Revenues Excluding Slashdot Media
Adjusted Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues excluding Slashdot Media represents Adjusted Revenues as defined above less Slashdot Media revenue. We consider Adjusted Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.

Net Income Excluding Slashdot Media
Net Income excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media is defined as Net Income less Slashdot Media Net Income. We consider Net Income excluding Slashdot Media to be an important measure of our financial performance given our sale of Slashdot Media.

Net Income Excluding Impairment Charge
Net Income excluding impairment charge is a non-GAAP metric used by management to measure operating performance. Net Income excluding impairment charge is defined as Net Income less impairment charge, net of income taxes. We consider Net Income excluding impairment charge to be an important measure of our financial performance.

Diluted Earnings per Share Excluding Impairment Charge
Diluted earnings per share excluding impairment charge is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding impairment charge is defined as diluted earnings (loss) per share less impact per share of impairment charge. We consider diluted earnings per share excluding impairment charge to be an important measure of our financial performance.

Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.

Net Cash/Net Debt
Net Cash is defined as cash less total debt. Net Debt is defined as total debt less cash. We consider Net Cash and Net Debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use Net Cash and Net Debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (Dice Holdings, Inc. as of December 31, 2014), under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014

Revenues	$65,059	$67,766	$259,769	$262,615

Operating expenses:
Cost of revenues	9,892	9,409	39,147	37,212
Product development	7,781	6,833	29,863	26,087
Sales and marketing	20,771	23,267	81,755	83,299
General and administrative	10,580	9,928	44,639	42,059
Depreciation	2,477	2,297	9,298	10,944
Amortization of intangible assets	3,019	3,705	13,894	16,257
Impairment of goodwill	34,818	—	34,818	—
Change in acquisition related contingencies	—	19	—	153
Total operating expenses	89,338	55,458	253,414	216,011
Operating income (loss)	(24,279)	12,308	6,355	46,604
Interest expense	(817)	(869)	(3,289)	(3,744)
Other income (expense)	(23)	118	(25)	(11)
Income (loss) before income taxes	(25,119)	11,557	3,041	42,849
Income tax expense	3,130	5,041	14,009	15,237
Net income (loss)	$(28,249)	$6,516	$(10,968)	$27,612

Basic earnings (loss) per share	$(0.56)	$0.13	$(0.21)	$0.53
Diluted earnings (loss) per share	$(0.56)	$0.12	$(0.21)	$0.51

Weighted average basic shares outstanding	50,201	51,857	51,402	52,328
Weighted average diluted shares outstanding	50,201	53,963	51,402	54,410

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(28,249)	$6,516	$(10,968)	$27,612
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,477	2,297	9,298	10,944
Amortization of intangible assets	3,019	3,705	13,894	16,257
Deferred income taxes	(616)	619	(989)	(3,698)
Amortization of deferred financing costs	89	86	402	365
Stock based compensation	2,695	1,612	10,185	7,498
Change in acquisition related contingencies	—	19	—	153
Impairment of goodwill	34,818	—	34,818	—
Loss on disposal of fixed assets	—	22	—	22
Change in accrual for unrecognized tax benefits	(128)	(119)	44	774
Changes in operating assets and liabilities:
Accounts receivable	(5,577)	(9,477)	(2,140)	(9,709)
Prepaid expenses and other assets	133	(696)	1,734	(1,142)
Accounts payable and accrued expenses	1,278	(1,052)	(1,054)	(1,069)
Income taxes receivable/payable	(144)	(670)	5,906	(1,626)
Deferred revenue	1,561	5,186	(571)	8,767
Other, net	84	(149)	250	395
Net cash flows from operating activities	11,440	7,899	60,809	55,543
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	—	—	—	(27,001)
Purchases of fixed assets	(2,368)	(1,926)	(9,078)	(8,710)
Net cash flows from investing activities	(2,368)	(1,926)	(9,078)	(35,711)
Cash flows from financing activities:
Payments on long-term debt	(109,625)	(13,625)	(138,500)	(37,500)
Proceeds from long-term debt	109,000	11,000	129,000	29,000
Payments under stock repurchase plan	(8,651)	(6,098)	(38,212)	(33,007)
Payment of acquisition related contingencies	—	(5,001)	(3,829)	(5,825)
Proceeds from stock option exercises	1,113	6,139	7,010	14,113
Purchase of treasury stock related to vested restricted stock	(170)	(96)	(1,835)	(1,319)
Excess tax benefit over book expense from stock based compensation	236	1,621	2,350	3,125
Financing costs paid	(646)	—	(646)	—
Net cash flows from financing activities	(8,743)	(6,060)	(44,662)	(31,413)
Effect of exchange rate changes	(190)	(154)	204	(993)
Net change in cash for the period	139	(241)	7,273	(12,574)
Cash, beginning of period	33,911	27,018	26,777	39,351
Cash, end of period	$34,050	$26,777	$34,050	$26,777

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2015	December 31, 2014
Current assets
Cash	$34,050	$26,777
Accounts receivable, net	46,380	49,048
Income taxes receivable	916	3,973
Prepaid and other current assets	3,072	4,764
Assets held for sale	4,265	—
Total current assets	88,683	84,562
Fixed assets, net	15,255	16,066
Acquired intangible assets, net	65,292	81,345
Goodwill	198,598	239,256
Deferred financing costs, net	1,564	1,320
Deferred income taxes	322	481
Other assets	785	926
Total assets	$370,499	$423,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,883	$25,714
Deferred revenue	83,316	86,444
Current portion of acquisition related contingencies	—	3,883
Current portion of long-term debt	—	2,500
Income taxes payable	4,006	1,205
Liabilities held for sale	2,334	—
Total current liabilities	113,539	119,746
Long-term debt	101,000	108,000
Deferred income taxes	10,849	12,190
Accrual for unrecognized tax benefits	3,436	3,392
Other long-term liabilities	3,062	2,830
Total liabilities	231,886	246,158
Total stockholders’ equity	138,613	177,798
Total liabilities and stockholders’ equity	$370,499	$423,956

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three months and years ended December 31, 2015 and 2014 and a balance sheet as of December 31, 2015 and December 31, 2014 are provided elsewhere in this press release. Supplemental schedules provided include:

Adjusted EBITDA Reconciliation
A reconciliation of Adjusted EBITDA for the three months and years ended December 31, 2015 and 2014 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Non-GAAP Supplemental Data
On this schedule, the Company provides certain non-GAAP information as of and for the three months and years ended December 31, 2015 and 2014 that we believe is useful to understanding the business operations of the Company.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Revenues by Segment (GAAP Revenue)
Tech & Clearance (1)	$35,223	$34,534	$138,553	$133,609
Finance	9,609	9,168	36,408	36,661
Energy	4,241	7,984	21,036	30,449
Healthcare	8,020	6,918	30,762	26,913
Hospitality	3,737	3,606	15,954	13,656
Corporate & Other (1)	4,229	5,556	17,056	21,327
	$65,059	$67,766	$259,769	$262,615

Add back fair value adjustment to deferred revenue
Tech & Clearance	$—	$—	$—	$262
Energy	—	111	—	728
Healthcare	—	16	—	855
Hospitality	—	15	—	1,042
	$—	$142	$—	$2,887
Adjusted Revenues by Segment
Tech & Clearance	$35,223	$34,534	$138,553	$133,871
Finance	9,609	9,168	36,408	36,661
Energy	4,241	8,095	21,036	31,177
Healthcare	8,020	6,934	30,762	27,768
Hospitality	3,737	3,621	15,954	14,698
Corporate & Other	4,229	5,556	17,056	21,327
	$65,059	$67,908	$259,769	$265,502

Dice Recruitment Package Customers
Beginning of period	7,700	8,000	7,800	8,100
End of period	7,600	7,800	7,600	7,800

Average for the period (2)	7,650	7,950	7,700	8,000

Dice Average Monthly Revenue per Recruitment Package Customer (3)	$1,115	$1,070	$1,094	$1,044

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(28,249)	$6,516	$(10,968)	$27,612
Interest expense	817	869	3,289	3,744
Income tax expense	3,130	5,041	14,009	15,237
Depreciation	2,477	2,297	9,298	10,944
Amortization of intangible assets	3,019	3,705	13,894	16,257
Change in acquisition related contingencies	—	19	—	153
Impairment of goodwill	34,818	—	34,818	—
Non-cash stock compensation expense	2,695	1,612	10,185	7,498
Deferred revenue adjustment	—	142	—	2,887
Other	23	(118)	25	11
Adjusted EBITDA	$18,730	$20,083	$74,550	$84,343

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$11,440	$7,899	$60,809	$55,543
Interest expense	817	869	3,289	3,744
Amortization of deferred financing costs	(89)	(86)	(402)	(365)
Income tax expense	3,130	5,041	14,009	15,237
Deferred income taxes	616	(619)	989	3,698
Change in accrual for unrecognized tax benefits	128	119	(44)	(774)
Change in accounts receivable	5,577	9,477	2,140	9,709
Change in deferred revenue	(1,561)	(5,186)	571	(8,767)
Deferred revenue adjustment	—	142	—	2,887
Changes in working capital and other	(1,328)	2,427	(6,811)	3,431
Adjusted EBITDA	$18,730	$20,083	$74,550	$84,343

Adjusted EBITDA Margin (4)	28.8%	29.6%	28.7%	31.8%

Calculation of Free Cash Flow
Net cash provided by operating activities	$11,440	$7,899	$60,809	$55,543
Purchases of fixed assets	(2,368)	(1,926)	(9,078)	(8,710)
Free Cash Flow	$9,072	$5,973	$51,731	$46,833

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Adjusted Revenues	$65,059	$67,908	$259,769	$265,502
Less impact of Slashdot Media	3,646	4,731	14,819	18,240
Adjusted Revenues, excluding Slashdot Media	$61,413	$63,177	$244,950	$247,262

Net Income (loss)	$(28,249)	$6,516	$(10,968)	$27,612
Less impact of Slashdot Media	261	752	692	2,637
Net Income (loss), excluding Slashdot Media	$(28,510)	$5,764	$(11,660)	$24,975

Adjusted EBITDA	$18,730	$20,083	$74,550	$84,343
Less impact of Slashdot Media	519	1,298	1,663	5,389
Adjusted EBITDA, excluding Slashdot Media	$18,211	$18,785	$72,887	$78,954

Adjusted EBITDA Margin, excluding Slashdot Media (5)	29.7%	29.7%	29.8%	31.9%

Net Income (Loss)	$(28,249)	$6,516	$(10,968)	$27,612
Less impact of impairment charge, net of income taxes	34,246	—	34,246	—
Net Income, excluding impairment charge	$5,997	$6,516	$23,278	$27,612

Diluted Earnings (Loss) per Share	$(0.56)	$0.12	$(0.21)	$0.51
Less impact per share of impairment charge	0.68	—	0.67	—
Diluted Earnings per Share, excluding impairment charge	$0.12	$0.12	$0.46	$0.51

Segment Definitions:
Tech & Clearance: Dice, ClearanceJobs and Dice Europe (formerly known as The IT Job Board)
Finance: eFinancialCareers
Energy: Rigzone and OilCareers (from acquisition, March 2014 and integrated into the Rigzone platform in March 2015)
Healthcare: Health eCareers and BioSpace
Hospitality: Hcareers
Corporate & Other: Corporate related costs, Slashdot Media, WorkDigital and BrightMatter

(1) The 2014 period reflects a reclassification of certain revenue from the Tech & Clearance segment to the Corporate & Other segment.
(2) Reflects the daily average of recruitment package customers during the period.
(3) Reflects the simple average of each period presented.
(4) Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Adjusted Revenues.
(5) Adjusted EBITDA margin, excluding Slashdot Media, is computed as Adjusted EBITDA, excluding Slashdot Media, divided by Adjusted Revenues, excluding Slashdot Media.